EXHIBIT 10.1

SEPARATION AGREEMENT

THIS SEPARATION AGREEMENT (the “Agreement”) is made and entered into as of January 9, 2006, by and between Grant Guenther (“Employee”) and Orange 21 Inc., a Delaware corporation (the “Company”), with reference to the following facts:

1.                                       Employee is employed as Vice President of Marketing; and

2.                                       Employee’s employment with the Company will end as of February 15, 2006 (the “Separation Date”).

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is hereby agreed by and between the parties hereto as follows:

1.                                       Consideration.  In consideration of the covenants and promises contained in this Agreement, and as full and final compensation to Employee for all services as an employee, Employee shall be entitled to continued employment with the Company until the Separation Date, unless the Company determines that Employee’s employment must be terminated for cause at an earlier time.  As a result, Employee shall continue to receive salary payments and benefits on the regular paydays of the Company until the Separation Date.  Cause is defined as follows: materially breaching this Agreement, refusing to perform duties as assigned, committing any act of dishonesty, knowingly violating any applicable law or regulation in the course of his duties, violating a Company policy which violation has or may have a material adverse impact on the Company, failing to perform his duties in a timely manner (resulting in a significant loss to or impairment of the Company’s interests), becoming disabled such that he cannot perform his essential duties with or without reasonable accommodation, or dying.  Additionally, cause, as defined above, is deemed to exist if the Company makes a determination that cause exists in good faith after a reasonable investigation.  On or about the Separation Date, Employee will receive a second Severance Agreement which will entitle him, should he properly execute the second Severance Agreement, to further consideration.  The details of the second Severance Agreement are set forth in a letter attached hereto and incorporated by reference herein.

2.                                       Accrued Salary and Vacation.  Employee acknowledges and understands that as of the Separation Date, the Company will have paid Employee the following amounts, subject to standard withholdings for tax and social security purposes:  (i) all accrued salary and bonus through the Separation Date; and (ii) all unused and accrued vacation pay Employee earned prior to the Separation Date.  Employee acknowledges and agrees that such amounts will be all that he is entitled to receive as salary, bonus, and vacation pay.  All applicable taxes and required withholdings shall be deducted from the Separation Payment.

3.                                       Stock Options.

Employee acknowledges that the vested 24,062 stock options he currently holds to purchase shares of the Company’s common stock will lapse ninety (90) days after the Separation Date.

4.                                       Non-solicitation of Employees.

Employee agrees that for the term of his employment with the Company and for one year and six months after the Separation Date, Employee, will not encourage or solicit any employee or consultant of the Company to leave the Company for any reason or to devote less than all of any such employee’s or consultant’s efforts to the affairs of the Company.  The restriction set forth in this section is considered by the parties to be reasonable for the purposes of protecting the business of the Company.  However, if any such restriction is found by any court of competent jurisdiction to be unenforceable because its duration, range of activities or geographic area is too extensive, this section shall be interpreted to extend for the maximum period of time, range of activities or geographic area enforceable by law.

5.                                       Non-disparagement.  The Parties agree that they shall not, directly or indirectly, by any manner or means, in public or in private, disparage, demean, insult, or defame each other, or any of the officers, employees, agents or any other person associated with either party at any time.  This provision, however, does not prohibit any party, if required under oath, to provide truthful and accurate testimony.

6.                                       Company Property; Reimbursement for Business Expenses.  Employee shall, as of the Separation Date, return to the Company all Company property which he had in his possession at any time, including, but not limited to: computer recorded information, tangible property, credit cards, entry cards, identification badges and keys.  Additionally, Employee shall, as of the Separation Date, submit all vouchers for reasonable business expenses incurred by Employee in the course of his employment.  Such expenses shall be reimbursed in accordance with the Company’s policies therefor.  Subsequent to the Separation Date, Employee shall no longer be authorized to incur any expense on behalf of the Company.

7.                                       Release of Claims.  In consideration of the above described payments, Employee and the Company do hereby unconditionally, irrevocably and absolutely release and discharge each other, and all related holding, parent or subsidiary entities, and their affiliates, directors, officers, employees, agents, attorneys, stockholders, insurers, successors and/or assigns, from any and all liability, claims, demands, causes of action, or suits of any type, whether in law and/or in equity, known or unknown, related directly or indirectly or in any way connected with any transaction, affairs or occurrences between them to date, including, but not limited to, Employee’s employment with the Company and the separation of said employment. This release shall include but not be limited to a release of claims arising under any state or federal statute or common law regulating or affecting employment, including Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with

Disabilities Act, the Equal Pay Act, the Fair Labor Standards Act, the California Labor Code, the California Fair Employment and Housing Act, and any other statutory or common law provision relating to or affecting Employee’s employment by the Company, including any federal or state statutory provision covering any age discrimination in any form by the Company against Employee, except any claim for worker’s compensation or unemployment insurance.

8.                                       Section 1542 Waiver.  Employee and the Company acknowledge that they have read and understand Section 1542 of the Civil Code of the State of California (“Section 1542”) which reads as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Employee and the Company hereby expressly waive and relinquish all rights and benefits under Section 1542 and any law or legal principle of similar effect in any jurisdiction with respect to the release granted in this Agreement, including, but not limited to, any jurisdiction in the United States.  The parties acknowledge that they have separately bargained for the waiver of Section 1542.

9.                                       Dispute Resolution.  Except as prohibited by law, any disputes arising from the interpretation, breach, or enforcement of this Agreement, which cannot first be resolved by negotiation between the parties, shall be resolved through final and binding arbitration in San Diego, California, or within the County where the Employee is or was last employed by the Company.  The law applicable to any controversy to be arbitrated shall be the law of the state where the Employee is or was employed, or applicable federal law, except that the Federal Arbitration Act shall apply to the issue of arbitrability.  The arbitration shall be conducted by a single neutral arbitrator selected by the parties from a list maintained and provided by the American Arbitration Association (“AAA”) or Judicial Arbitration and Mediation Services (“JAMS”).  The arbitrator shall have no power to award costs and attorneys’ fees except as provided by statute or by separate written agreement between the parties.  This arbitration provision shall supersede any and all prior agreements between the Company and Employee on the subject of arbitration of employment-related claims.

10.                                 Costs and Fees.  Other than as set forth specifically herein, the parties will bear their own costs, expenses, and attorneys’ fees incurred in or arising out of or in any way related to the matters released herein.

11.                                 Entire Agreement.  Except for any term or condition of an employment agreement between the parties which survives the expiration or termination of such agreement, and is not inconsistent with this Agreement, this Agreement, including all attachments hereto, contains the entire agreement between the parties and constitutes the complete, final, and exclusive embodiment of their agreement with respect to the subject matter hereof.  This Agreement is executed without reliance upon any promise, warranty or representation, written or oral, by any party or any representative of any party other than those expressly contained herein, and it supersedes any other such promises, warranties or representations.  Each party has had sufficient time to read, and has carefully read this Agreement, has been advised to consult with an attorney regarding its meaning and consequences, consents to all of its terms voluntarily after taking sufficient time to think about the advantages and disadvantages of signing this Agreement, and signed the same of his or its own free will.  This Agreement may not be amended or modified except in a writing signed by both Employee and the Chief Executive Officer of the Company.  Nothing in this Agreement is intended to relieve the parties of their obligations under the Employee’s Indemnity Agreement or any confidential or proprietary information agreements with the Company.

12.                                 Applicable Law.  This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California, except that as provided in Section 9, the law applicable to any controversy to be arbitrated shall be the law of the state where the Employee is or was employed, or applicable federal law, except that the Federal Arbitration Act shall apply to the issue of arbitrability.

13.                                 Successors and Assigns.  This Agreement shall bind the heirs, personal representatives, successors, assigns, executors, and administrators of each party, and inure to the benefit of each party, and his or its heirs, successors and assigns.

14.                                 No Admission.  It is understood and agreed by the parties that this Agreement represents a compromise settlement of various matters, and shall not be construed to be an admission of any liability or obligation by either party to the other party or to any other person.

15.                                 Section Headings.  The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

16.                                 Severability.  If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement.

17.                                 Counterparts.  This Agreement may be executed in two counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

18.                                 Drafting.                                                 None of the parties hereto shall be considered to be the drafter of this Agreement or any provision hereof for the purpose of any statute, case law or rule of interpretation or construction that might cause any provision to be construed against the drafter hereof.

19.                                 Notices.  All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed by registered or certified mail, return receipt requested, addressed to the

Company at 2070 Las Palmas Drive, Carlsbad, California, 92009 attention: Chief Executive Officer, and to Employee at the address set forth below his signature.

20.                                 Confidentiality.  The parties hereto agree not to divulge or publicize the existence of this Agreement or the terms hereof except to their accountants, lawyers, and if necessary, their licensed health care professionals and as may be necessary to enforce this Agreement or as may be required by law.

21.                                 Counsel.  Employee acknowledges that he fully understands his right to discuss this Agreement with independent counsel of his choice, that he is encouraged to do so, that he has carefully read and fully understands this entire Agreement and that he is voluntarily entering into this Agreement.

IN WITNESS WHEREOF, the parties have duly authorized and caused this Agreement to be executed as follows:

EMPLOYEE:	THE COMPANY:

ORANGE 21 INC.

/s/ Grant Guenther	By:	/s/ Barry Buchholtz
Grant Guenther	Barry Buchholtz
Chief Executive Officer
2070 Las Palmas Drive
Carlsbad, CA 92009
Address

Date of Execution: January 9, 2006	Date of Execution: January 9, 2006

Orange 21 Inc.

2070 Las Palmas Drive

Carlsbad, CA  92009

PH:  (760) 804-8420

FX:  (760) 804-8442

NASDAQ:  [ORNG]

www.orangetwentyone.com

January 9, 2006

Mr. Grant Guenther
2070 Las Palmas

Carlsbad, CA  92009

Re:                               Separation Agreement

Dear Mr. Guenther:

Included with this letter is a Separation Agreement (“Agreement”).  If you choose to sign the Agreement, your employment with Orange 21 Inc. (“O21”) will continue until February 15, 2006, unless O21 determines that your employment should be terminated for cause at an earlier time (the definition of cause is set forth in the Agreement).

Shortly before the date of your separation from O21, in February 2006, O21 will provide you with a subsequent release.  The subsequent release will cover the time-period from the date you sign the Agreement mentioned above, until the date of your separation from O21.  If you choose to sign this subsequent release, you will receive three months of severance pay amounting to $37,803.00 and will be provided a three-month consulting agreement for your signature.  If you and O21 sign the consulting agreement, your monthly pay under the three-month consulting agreement will be $13,601.00.  If O21 elects not to sign the consulting agreement, you will be paid six months of severance pay in the amount of $78,606.00 in lieu of the severance payment of $37,803 described above (note: for the avoidance of doubt, in no event shall the severance payment and the payments under the consulting agreement exceed $78,606.00 unless expressly agreed to by O21).  To receive the severance pay and the consulting agreement you must sign the release provided to you by O21.

Please sign below to indicate your acceptance of the substance of this letter.

Very truly yours,

/s/ Barry Buchholtz
Barry Buchholtz

ACCEPTED:

Dated: 1/9/2006	/s/ Grant Guenther
Grant Guenther